Exhibit 10.31

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) is made and entered into effective as of October 23, 2002 (the “Amendment Effective Date”), by and between RENOVIS, INC., a Delaware corporation (“Purchaser”), and CENTAUR PHARMACEUTICALS, INC., a Delaware corporation (“Seller”). Purchaser and Seller may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS

A. Purchaser and Seller entered into an Asset Purchase Agreement (the “Agreement”) effective July 26, 2002, which provided for the sale of substantially all of the assets of Seller to Purchaser on the terms and subject to the conditions set forth in the Agreement.

B. The Parties desire to amend the terms of the Agreement as provided in this Amendment.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.

1.1 Amendment of Section 1.3(a) of the Agreement. The phrase “. . . at the Closing, the Purchaser shall pay to Centaur, in cash, a total of $1,000,000 (the “Cash Consideration”) . . .” is hereby deleted and replaced with the following:

“. . . at the Closing, the Purchaser shall pay to Centaur, in cash, a total of $1,250,000 (the “Cash Consideration”) . . .”

1.2 Amendment of Section 4.7(a) of the Agreement.

(a) The phrase “. . . (and in any event within 20 business days) . . .” in Section 4.7(a) of the Agreement is hereby deleted.

(b) The phrase “ . . ., and the issuance of the Incyte Shares (as defined in Section 5.14), if any . . .” in Section 4.7(a) of the Agreement is hereby deleted.

1.3 Amendment of Section 5.7(a)(vii) of the Agreement. The phrase “. . . the Upfront Escrow Shares, the Earnout Shares, if any, and the Incyte Shares, if any . . .” in Section 5.7(a)(vii)(A) and in 5.7(a)(vii)(B) of the Agreement is hereby deleted and replaced in each instance with the following:

“. . . the Upfront Escrow Shares and the Earnout Shares, if any . . .”.

1.

1.4 Amendment of Section 5.14 of the Agreement. The full text of Section 5.14 of the Agreement is hereby deleted and Section 5.14 shall be designated as “[Reserved].”.

1.5 Amendment of Section 8.1(b). The phrase “. . . if the Asset Sale shall not have been consummated by November 30, 2002 (the “Termination Date”) . . .” in Section 8.1(a) of the Agreement is hereby deleted and replaced with the following:

“. . . if the Asset Sale shall not have been consummated by December 31, 2002 (the “Termination Date”) . . .”.

1.6 Amendment of Exhibit A –Definition of “Acquisition Transaction.” The phrase “. . . provided, however, that Acquisition Transaction shall not include: (i) the LLC Merger; (ii) any discussions or negotiations relating to a non-binding term sheet or the license agreement described in Section 5.14 with Incyte Corporation; (iii) the negotiation of or entering into of an agreement with Cutanix Corporation (A) whereby the parties clarify each party’s rights to the Seller’s compound libraries and patent licenses or (B) regarding the sale of the Seller’s shares of Cutanix Corporation; (iv) any discussions or negotiations regarding the subleasing of the Seller’s leasehold interest in the facilities located at 1220 Memorex Drive, Santa Clara, CA; or (v) the issuance of stock by the Seller to its employees upon the exercise of outstanding stock options.” in the definition of “Acquisition Transaction” set forth in Exhibit A to the Agreement is hereby deleted and replaced with the following:

“. . . provided, however, that Acquisition Transaction shall not include: (i) the LLC Merger; (ii) the negotiation of or entering into of an agreement with Cutanix Corporation (A) whereby the parties clarify each party’s rights to the Seller’s compound libraries and patent licenses or (B) regarding the sale of the Seller’s shares of Cutanix Corporation; (iii) any discussions or negotiations regarding the subleasing of the Seller’s leasehold interest in the facilities located at 1220 Memorex Drive, Santa Clara, CA; or (iv) the issuance of stock by the Seller to its employees upon the exercise of outstanding stock options.”

1.7 Right of First Refusal. A new section 5.16 of the Agreement is hereby created, as follows:

“Right of First Refusal. Seller hereby agrees that if Seller (through its successor in interest, the Seller LLC) receives notice from a Seller LLC member of an intent by that member to sell or transfer Seller LLC membership units, Seller shall:

(a) require such LLC member to provide a written copy of such notice to Purchaser concurrently with its delivery to Seller LLC;

(b) within ten (10) days of delivery of such notice, notify Purchaser in writing as to whether Seller will elect to exercise its right of first refusal under the Seller LLC Limited Liability Company Agreement with respect to such transfer; and

2.

(c) if Seller elects not to exercise such right of first refusal, immediately assign to Purchaser Seller’s right of first refusal with respect to such transfer.”

1.8	Amendment of Exhibit E – Form of Investor Rights Agreement. The form of Investor Rights Agreement, attached as Exhibit E to the Agreement, shall be replaced with the form of Investor Rights Agreement attached as Exhibit A hereto.

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

3.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the date and year first above written.

RENOVIS, INC.

By	/s/ COREY GOODMAN

Name	Corey Goodman

Title	President & Chief Executive Officer

CENTAUR PHARMACEUTICALS, INC.

By	/s/ JOHN P. WALKER

Name	John P. Walker

Title	Chairman–CEO

Signature Page to Amendment to Asset Purchase Agreement